Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-105414, No. 333-111270, No. 333-161881 and No. 333-165661) and Form S-8 (No. 333-22217, No. 333-41754, No. 333-53380, No. 333-75060, No. 333-111275, No. 333-121375, No. 333-139064, No. 333-148458 and No. 333-164846) of Overland Storage, Inc. of our report dated September 24, 2010 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ Moss Adams LLP

San Diego, California

September 24, 2010